[LETTERHEAD OF TROY J. RILLO]

                                 August 3, 2004



Cyco.net, Inc.
400 Gold SW, Suite 1000
Albuquerque, New Mexico 87102

           Re:       Cyco.net, Inc.
                     Registration Statement on Form SB-2

Gentlemen:

           I have acted as special counsel to Cyco.net, Inc. (the "Company") in connection with the issuance or proposed issuance of 69,513,810 shares of the Company's common stock (the "Common Stock"). The resale of the Common stock is being registered on a Registration Statement on Form SB-2 (the "Registration Statement").

           You have requested my opinion as to the matters set forth below in connection with the issuance or proposed issuance of the Common Stock. For purposes of rendering that opinion, I am familiar with the Registration Statement, and I have examined the Company's Articles of Incorporation, as amended, the Company's Bylaws, as amended, and corporate action of the Company that provides for the issuance of the Common Stock. I have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as I have deemed necessary or appropriate for the purpose of this opinion. I have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, I have also relied on a certificate of an officer of the Company.

           My opinion set forth below is limited to Nevada Revised Statutes, Chapter 78, including the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

           Based upon and subject to the foregoing, as of the effective date of the Registration Statement, it is my opinion that the shares of Common Stock to be sold pursuant to the Registration Statement by the selling shareholders named therein, were and are duly authorized for issuance by the Company and, when issued and sold in the manner described in the Registration Statement, as amended, will be validly issued, fully paid and non-assessable.

Cyco.net, Inc.
August 3, 2004
Page 2



           I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof. In giving my consent I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

                                                       Very truly yours,


                                                       /s/ Troy J. Rillo
                                                       -----------------
                                                       Troy J. Rillo